EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Contact:	Deric Eubanks	Laken Avonne Rapier	Joseph Calabrese
	Chief Financial Officer	Media Contact	Financial Relations Board
	(972) 490-9600	LRapier@ashfordinc.com	(212) 827-3772

ASHFORD HOSPITALITY TRUST ANNOUNCES “GRO AHT” INITIATIVE

A STRATEGIC PLAN TO DRIVE OUTSIZED EBITDA GROWTH
ADVISOR ASHFORD INC. STEPS UP TO AID EFFORTS
$50 MILLION IN INCREMENTAL EBITDA TARGETED
OAKTREE FINANCING TARGETED FOR EARLY Q1 PAYOFF

DALLAS – December 17, 2024 – Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) announced today the launch of a transformative strategic initiative designed to drive outsized EBITDA growth and substantially improve shareholder value. The initiative, labeled “GRO AHT,” centers around three core pillars: G&A Reduction, Revenue Maximization, and Operational Efficiency.
“GRO AHT represents a bold and focused plan to enhance performance and create value for our shareholders,” said Stephen Zsigray, President and Chief Executive Officer of Ashford Trust. “While we expect to benefit from limited supply growth and other industry tailwinds in the coming years, we are targeting an incremental $50 million of EBITDA improvement to run-rate corporate EBITDA with this initiative – an increase of more than 20%, which we believe will have a transformative impact on our equity value and leverage metrics.”
GRO AHT: Three Core Pillars
1.G&A Reduction
With the full support of our advisor, Ashford Inc., the Company is committed to achieving significant reductions in corporate overhead. Key actions include:

◦Substantially cutting management and board compensation while enhancing alignment with shareholders
◦Negotiating to reduce advisory fees and reimbursable expenses with advisor Ashford, Inc.
◦Reducing professional services and other general and administrative expenses
2.Revenue Maximization
This pillar is focused on driving outsized top-line performance across the Ashford Trust portfolio. Components include:
◦Key revenue-focused hires recently made by the Company’s advisor, Ashford Inc., and largest property manager, Remington, to enhance top-line performance
◦Driving aggressive sales efforts to grow room revenue market share in 2025 by more than 200 basis points across the portfolio, as measured by RevPAR Index
◦Increasing existing ancillary revenues through pricing audits for food and beverage, gift shops, parking, and other streams
◦Rolling out new ancillary revenue streams across the portfolio
3.Operational Efficiency
To combat ongoing pressures on property-level margins, our property managers are implementing several efficiency-focused measures designed to reduce costs, improve productivity, and maintain exceptional performance. These include:
◦Reducing payroll expense through recently completed reductions in force and upcoming changes to PTO policies
◦Re-negotiating contracts and bidding out MSAs to achieve cost savings
◦Implementing LED lighting and other energy-saving initiatives across the portfolio
◦Optimizing overtime and contract labor usage to further reduce labor costs
“GRO AHT is more than a plan, it’s a transformative initiative designed to deliver meaningful and sustainable growth in 2025 and beyond,” added Zsigray. “As we near repayment of our corporate strategic financing – the primary focus of our efforts in 2024, we are excited to partner with our advisor and property managers to deliver on this next initiative. We are turning the page on COVID and look forward to beginning the next chapter for Ashford Trust.”
Ashford Hospitality Trust will continue to share updates and milestones as GRO AHT progresses.
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About Ashford Hospitality Trust
Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.
Forward Looking Statements
Certain statements and assumptions in this press release contain, are based upon or could be considered “forward-looking” and subject to certain risks and uncertainties that could cause results to differ materially from those projected. These forward-looking statements and assumptions are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about our business and investment strategy, our future plans, our understanding of our competition, current market trends and opportunities, projected operating results and projected capital expenditures. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “target,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation, the Risk Factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2023; our business and investment strategy; anticipated or expected purchases, sales or dispositions of assets; our projected operating results; completion of any pending transactions; our plan to pay off strategic financing; our ability to restructure existing property-level indebtedness; our ability to secure additional financing to enable us to operate our business; our understanding of our competition; projected capital expenditures; and the impact of technology on our operations and business. These and other risk factors are more fully discussed in our filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.
Non-GAAP Financial Measures
The Company prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Company also uses certain non-GAAP measures to help our investors evaluate our operating performance. The Company uses EBITDA, which is defined as net income (loss) before interest expense and amortization of discounts and loan costs, net, income taxes, depreciation and amortization, as adjusted. EBITDA is a non-GAAP measure and we are unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results.
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